Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Immunocore Holdings plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, nominal value £0.002 per share (1)	Rule 457(c) and Rule 457(h)	2,466,523 (2)	$29.27 (3)	$72,195,128.21	$153.10 per $1,000,000	$11,053.08
Total Offering Amounts					$72,195,128.21		$11,053.08
Total Fee Offsets							—
Net Fee Due							$11,053.08

(1)
These ordinary shares may be represented by American Depositary Shares (“ADSs”) of Immunocore Holdings plc (the “Registrant”), each of which represents one ordinary share, nominal value £0.002 per share, of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-252487).

(2)
Represents ordinary shares of the Registrant that became available for issuance under the Immunocore Holdings plc 2021 Equity Incentive Plan, with Non-Employee Sub-Plan (the “2021 Plan”), effective as of January 1, 2025, pursuant to the evergreen increase provision of the 2021 Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant which become issuable under the 2021 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s ADSs as reported on Nasdaq Global Select Market on May 6, 2025.